UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 8, 2016

MARLIN BUSINESS SERVICES CORP.

(Exact name of registrant as specified in its charter)

Pennsylvania	000-50448	38-3686388
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

300 Fellowship Road, Mount Laurel, NJ		08054
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (888) 479-9111

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders

On June 8, 2016, the Registrant held its Annual Meeting of Shareholders (the “Meeting”). At the Meeting, the shareholders elected six Directors to serve until the 2017 Annual Meeting of Shareholders and until their successors are elected and qualified. The vote on each Director is set forth below:

Name	For	Withheld
John J. Calamari	9,542,348 shares	395,797 shares
Lawrence J. DeAngelo	9,192,343 shares	745,802 shares
Scott Heimes	9,205,210 shares	732,935 shares
Matthew J. Sullivan	9,195,473 shares	742,672 shares
J. Christopher Teets	8,223,545 shares	1,714,600 shares
James W. Wert	9,194,007 shares	744,138 shares

There were 1,170,828 broker non-votes.

The shareholders also approved, on an advisory basis, the following resolution:

“RESOLVED, that the compensation paid to the named executive officers of Marlin Business Services Corp. (“Marlin”), as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion as disclosed in Marlin’s Proxy Statement for the 2016 Annual Meeting of Shareholders, is hereby approved.”

Such resolution was approved by a vote of 9,336,552 for, 577,452 against and 24,141 abstained. There were no broker non-votes.

The shareholders also approved a shareholder proposal regarding proxy access.

Such resolution was approved by a vote of 9,708,902 for, 189,367 against and 39,876 abstained. There were no broker non-votes.

The shareholders also ratified the appointment and retention of Deloitte & Touche LLP as the Registrant’s independent auditor.

Such resolution was approved by a vote of 11,086,953 for, 14,752 against and 7,268 abstained. There were no broker non-votes.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

On June 8, 2016, the Board of Directors of the Registrant appointed Jeffrey A. Hilzinger to the Registrant’s Board of Directors to serve until the 2017 Annual Meeting of Shareholders and until a successor is elected and qualified. As announced in the Registrant’s Current Report on Form 8-K filed on May 5, 2016, Mr. Hilzinger was hired as Chief Executive Officer of the Registrant effective June 1, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MARLIN BUSINESS SERVICES CORP.
(Registrant)

Date: June 9, 2016	/s/ Edward R. Dietz
Edward R. Dietz
Senior Vice President, General Counsel and
Secretary